     As filed with the Securities and Exchange Commission on March 6, 2001
                                                          FILE NO. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                        SUPERCONDUCTOR TECHNOLOGIES INC.
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                                      77-0158076
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or Organization)

              460 WARD DRIVE, SANTA BARBARA, CALIFORNIA 93111-2310
               (Address of Principal Executive Offices) (Zip Code)

                                  ------------

                             1998 STOCK OPTION PLAN
                             1999 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                  ------------

                                                     With a copy to:
         M. PETER THOMAS                        DANIEL G. CHRISTOPHER, ESQ.
PRESIDENT AND CHIEF EXECUTIVE OFFICER           GUTH | CHRISTOPHER, LLP
         460 WARD DRIVE                   10866 WILSHIRE BOULEVARD, SUITE 1250
SANTA BARBARA, CALIFORNIA 93111-2310            LOS ANGELES, CALIFORNIA 90024
                                         (Name and Address of Agent For Service)

                (805) 690-4500                    (310) 234-6922
                     (Telephone Number, Including Area Code,
                              of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                    PROPOSED              PROPOSED
              TITLE OF                                              MAXIMUM               MAXIMUM
             SECURITIES                       AMOUNT                OFFERING              AGGREGATE            AMOUNT OF
               TO BE                          TO BE                 PRICE PER             OFFERING           REGISTRATION
             REGISTERED                     REGISTERED(1)           SHARE(2)              PRICE                   FEE
------------------------------------- ----------------------- ---------------------- --------------------- ----------------
Common Stock, $.001 par value               1,450,000                $6.72                $9,742,681           $2,435.67
===========================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the terms of the 1998 Stock Option Plan or the 1999 Stock Option Plan, in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock. Of the 1,450,000 shares of Common Stock to be registered, 250,000 shares relates to the 1998 Stock Option Plan and 1,200,000 shares relates to an automatic increase in the number of shares covered by the 1999 Stock Option.

(2) The Proposed Maximum Offering Price per Share was estimated in part pursuant to Rule 457(h) under the Securities Act, and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to

         566,815 shares which are subject to outstanding options to purchase Common Stock under the 1999 Stock Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 566,815 shares subject to outstanding options under the 1999 Stock Plan is $8.18. With respect to 250,000 shares of Common Stock available for future grant under the 1998 Stock Plan and 633,185 shares of Common Stock available for future grant under the 1999 Stock Plan, the Proposed Maximum Offering Price per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on March 5, 2001, which average was $5.78. The number referenced above in the table entitled "Proposed Maximum Offering Price Per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by us with the SEC are incorporated herein by reference:

         (a) Our annual report on Form 10-K for the fiscal year ended December 31, 1999, which is our latest annual report filed pursuant to
             Section 13(a) of the Securities Act, that contains audited financial statements for our latest fiscal year for which such statements have been filed;

         (b) Our quarterly reports on Form 10-Q for the quarters ended April 1, July 1 and September 30, 2000;

         (c) The description of our Common Stock set forth in our Registration Statement on Form 8-A filed with the SEC on January 4, 1993.

         In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DELAWARE LAW") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

         The Registrant is presently subject to Section 2115 of the California Corporations Code (the "CALIFORNIA Code"), according to which Section 317 of the California Code applies to the indemnification of officers and directors of the Registrant. Under Section 317 of the California Code, permissible indemnification by a corporation of its officers and directors is substantially the same as permissible indemnification under Section 145 of the Delaware Law, except that (i) permissible indemnification does not cover actions the person reasonably believed were not opposed to the best interests of the corporation, as opposed to those the person believed were in fact in the best interests of the corporation, (ii) the Delaware Law permits advancement of expenses to agents other than officers and directors only upon approval of the board of directors,
(iii) in a case of stockholder approval of indemnification, the California Code requires certain minimum votes in favor of such indemnification and excludes the vote of the potentially indemnified person, and (iv) the California Code only permits independent counsel to approve indemnification if an independent quorum of directors is not obtainable, while the Delaware Law permits the directors in any circumstances to appoint counsel to undertake such determination.

         Section 145 of the Delaware Law and Section 317 of the California Code provide that they are not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. The limitation of liability contained in the Registrant's Certificate of Incorporation and the indemnification provision included in the Registrant's bylaws are consistent with Delaware Law Sections 102(b)(7) and 145 and California Code Section 317. The Registrant has purchased directors and officers liability insurance.

         Section 145 of the Delaware Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant's Certificate of Incorporation and the Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, the Registrant has entered into indemnification agreements with its officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to such provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

        EXHIBIT NO.                     DESCRIPTION
        -----------                     -----------
          4.1(a)             Specimen of Common Stock Certificate (1)
          4.2(a)             1998 Stock Option Plan (including form of Option Agreement)
          4.2(b)             1999 Stock Option Plan (including form of Option Agreement)(1)
          5.1                Legal Opinion of Guth | Christopher LLP
         23.1                Consent of Guth | Christopher LLP (included in Exhibit 5.1)
         23.2                Consent of PricewaterhouseCoopers LLP

----------------------

(1) Incorporated by reference from the Registrant's Registration Statement on Form S-1 (File. No. 33-56714).

ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                       Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the
                 Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
             Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on this 6th day of March 2001.


                                       SUPERCONDUCTOR TECHNOLOGIES, INC.



                                       By: /s/ M. Peter Thomas
                                           ------------------------------------
                                           M. Peter Thomas
                                           President and Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Peter Thomas and Martin S. McDermut as attorneys-in-fact, with power of substitution, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                             TITLE                           DATE
---------------------------    --------------------------------------    --------------
/s/ John D. Lockton                Chairman of the Board, Director        March 6, 2001
---------------------------
John D. Lockton

                                President, Chief Executive Officer and
/s/ M. Peter Thomas             Director (Principal Executive Officer)    March 6, 2001
---------------------------
M. Peter Thomas


/s/ Martin S. McDermut             Chief Financial Officer and Vice       March 6, 2001
---------------------------      President Finance and Administration
Martin S. McDermut                  (Principal Accounting Officer)


/s/ Glenn E. Penisten                          Director                   March 6, 2001
---------------------------
Glenn E. Penisten


/s/ E. Ray Cotten                              Director                   March 6, 2001
---------------------------
E. Ray Cotten


/s/ Robert P. Caren                        Director                   March 6, 2001
---------------------------
Robert P. Caren


/s/ Dennis J. Horowitz                     Director                   March 6, 2001
---------------------------
Dennis J. Horowitz


/s/ J. Robert Schrieffer                   Director                   March 6, 2001
---------------------------
J. Robert Schrieffer


/s/ Joseph C. Manzinger                    Director                   March 6, 2001
---------------------------
Joseph C. Manzinger


/s/ H. Vaughan Blaxter, III                Director                   March 6, 2001
---------------------------
H. Vaughan Blaxter, III


                                  EXHIBIT INDEX

        EXHIBIT NO.                     DESCRIPTION
        -----------                     -----------
          4.1(a)             Specimen of Common Stock Certificate (1)
          4.2(a)             1998 Stock Option Plan (including form of Option Agreement)
          4.2(b)             1999 Stock Option Plan (including form of Option Agreement)(1)
          5.1                Legal Opinion of Guth | Christopher LLP
         23.1                Consent of Guth | Christopher LLP (included in Exhibit 5.1)
         23.2                Consent of PricewaterhouseCoopers LLP

----------------------

(1) Incorporated by reference from the Registrant's Registration Statement on Form S-1 (File. No. 33-56714).